Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com
Media Contact:	Katy Michael/Crocs Inc.
(303) 848-7000
kmichael@crocs.com

Crocs, Inc. Reports First Quarter 2016 Financial Results;

Revenue Increased 6.5% to $279.1 Million

NIWOT, COLORADO — May 10, 2016 — Crocs, Inc. (NASDAQ: CROX) today reported financial results for the three months ended March 31, 2016.

First Quarter Highlights:

•                  Revenue increased 6.5% to $279.1 million. On a constant currency basis, revenue increased 9.2% compared to the first quarter of 2015.

•                  Net income attributable to common stockholders on a GAAP basis was $6.4 million or $0.07 per diluted share.

Gregg Ribatt, Chief Executive Officer, said: “We are pleased with our start to the new year. First quarter revenue increased 6.5% driven by the positive response to our spring/summer 2016 line and operational improvements. While operational supply chain improvements resulted in some favorable timing of wholesale shipments in the quarter compared to our initial expectations, the strong growth in our e-commerce business and positive retail comps in all regions demonstrates the meaningful progress we have made in repositioning the Crocs brand and business over the past 21 months. There is still work to be done to position the company for sustained success; however, we remain confident that we are on track to deliver our full year and future sales and profit objectives.”

First Quarter Operating Results

In the first quarter of 2016, the company reported  GAAP net income attributable to common stockholders of $6.4 million or $0.07 per share, compared with a net loss attributable to common stockholders of $6.0 million or ($0.08) per share in the same quarter of the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded net charges of $0.1 million not related to our core business in the first quarter of 2016 compared with $10.7 million in the first quarter of 2015. Excluding these items, the company reported on a comparable basis, non-GAAP adjusted net income attributable to common shareholders of $6.4 million in the first quarter of 2016 versus non-GAAP adjusted net income attributable to common shareholders of $4.7 million in the first quarter of 2015.

For the quarter ended March 31, 2016 we had 74.0 million diluted shares outstanding and 73.1 million weighted average common shares outstanding. The company did not repurchase any shares during the three months ended March 31, 2016.

Balance Sheet

Cash and cash equivalents as of March 31, 2016 were $89.1 million compared with $143.3 million at December 31, 2015. The decrease in cash and cash equivalents was primarily attributable to the seasonal increase in our net working capital as we build inventories and accounts receivable for our spring/summer 2016 selling season. Inventory was $186.1 million at March 31, 2016 compared to $168.2 million at December 31, 2015.

Financial Outlook

The company expects second quarter 2016 revenue in the $340 to $350 million range compared to $345.7 million in the second quarter of last year. This guidance reflects the timing impact from earlier shipments in the first quarter, as noted above. Additionally, revenue growth is anticipated to be in the mid-single digits, on a constant currency basis, in the first half of the year compared to the first half of 2015.

Conference Call Information

A teleconference call to discuss first quarter 2016 results is scheduled for today, Tuesday, May 10, 2016, at 8:30 am EDT. The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 42377507. The call also will be streamed on the Crocs website, www.crocs.com. An audio recording of the conference call will be available at www.crocs.com through May 10, 2017.

About Crocs, Inc.

Crocs, Inc. is a world leader in innovative casual footwear for men, women, and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 65 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of May 10, 2016.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$279,140	$262,193
Cost of sales	149,774	134,823
Gross profit	129,366	127,370
Selling, general and administrative expenses	114,930	126,069
Asset impairment charges	193	—
Restructuring charges	—	3,663
Income (loss) from operations	14,243	(2,362)
Foreign currency transaction gain (loss), net	(1,247)	494
Interest income	216	288
Interest expense	(243)	(219)
Other income (expense), net	82	(331)
Income (loss) before income taxes	13,051	(2,130)
Income tax expense	(2,905)	(295)
Net income (loss)	$10,146	$(2,425)

Dividends on Series A convertible preferred stock	$(3,000)	$(2,833)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(785)	(721)
Net income (loss) attributable to common stockholders	$6,361	$(5,979)

Net income (loss) per common share:
Basic	$0.07	$(0.08)
Diluted	$0.07	$(0.08)

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present “Non-GAAP selling, general, and administrative expenses”, “Non-GAAP cost of sales”, and “Non-GAAP adjusted net income (loss) attributable to common stockholders”, which are non-GAAP financial measures. Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. Constant currency represents current period results that have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent non-GAAP basis in communications with the Board, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$114,930	$126,069
Reorganization charges (1)	(184)	(1,399)
Customs audit settlements (2)	(354)	—
ERP implementation (3)	—	(5,648)
Total selling, general and administrative adjustments	(538)	(7,047)
Non-GAAP selling, general and administrative expenses	$114,392	$119,022

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Cost of sales reconciliation:
GAAP cost of sales:	$149,774	$134,823
Favorable settlement of customs audit (4)	650	—
Non-GAAP cost of sales	$150,424	$134,823

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net loss attributable to common stockholders reconciliation:
GAAP net income (loss) attributable to common stockholders reconciliation:	$6,361	$(5,979)
Favorable settlement of customs audit (4)	(650)	—
Reorganization charges (1)	377	1,399
Customs audit settlements (2)	354	—
ERP implementation (3)	—	5,648
Restructuring charges (5)	—	3,663
Total adjustments	81	10,710
Non-GAAP adjusted net income attributable to common stockholders	$6,442	$4,731

(1)         Relates to severance expenses, bonuses, store closure costs, consulting fees, and other expenses related to recent reorganization activities.

(2)         Represents penalties and fees related to the settlement of the customs audit.

(3)         Represents operating expenses related to the implementation of our new ERP system.

(4)   Represents the release of the reserve due to favorable settlement terms of the customs audit.

(5)  Represents severance, lease and other contract exit costs, and other expenses associated with the restructuring plan that concluded in December 2015.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ thousands, except number of shares)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$89,080	$143,341
Accounts receivable, net of allowances of $52,254 and $49,364, respectively	157,159	83,616
Inventories	186,113	168,192
Income tax receivable	10,001	10,233
Other receivables	16,925	14,233
Prepaid expenses and other assets	35,477	26,334
Total current assets	494,755	445,949
Property and equipment, net	50,047	49,490
Intangible assets, net	79,651	82,297
Goodwill	2,611	1,973
Deferred tax assets, net	6,746	6,608
Other assets	21,676	21,703
Total assets	$655,486	$608,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,331	$63,336
Accrued expenses and other liabilities	96,265	92,573
Income taxes payable	7,682	6,416
Current portion of long-term borrowings and capital lease obligations	12,658	4,772
Total current liabilities	199,936	167,097
Long-term income tax payable	4,684	4,547
Long-term borrowings and capital lease obligations	901	1,627
Other liabilities	13,623	13,120
Total liabilities	219,144	186,391
Commitments and contingencies
Series A convertible preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $203,000 and $203,000 as of March 31, 2016 and December 31, 2015, respectively	176,442	175,657
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 93,576,893 and 73,298,471 shares issued and outstanding, respectively, as of March 31, 2016 and 93,101,007 and 72,851,418 shares issued and outstanding, respectively, as of December 31, 2015	94	94
Treasury stock, at cost, 20,278,422 and 20,249,589 shares as of March 31, 2016 and December 31, 2015, respectively	(284,176)	(283,913)
Additional paid-in capital	356,271	353,241
Retained earnings	233,824	227,463
Accumulated other comprehensive loss	(46,113)	(50,913)
Total stockholders’ equity	259,900	245,972
Total liabilities, commitments and contingencies and stockholders’ equity	$655,486	$608,020

The following tables summarize our total revenue by channel for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,		Change		Constant Currency Change (1)
	2016	2015	$	%	$	%
	(in thousands)

Wholesale:
Americas	$74,155	$61,176	$12,979	21.2%	$15,104	24.7%
Asia Pacific	77,154	72,497	4,657	6.4%	6,659	9.2%
Europe	39,062	44,653	(5,591)	(12.5)%	(4,611)	(10.3)%
Other businesses	172	225	(53)	(23.6)%	(52)	(23.1)%
Total wholesale	190,543	178,551	11,992	6.7%	17,100	9.6%
Retail:
Americas	35,749	34,617	1,132	3.3%	1,238	3.6%
Asia Pacific	22,519	23,345	(826)	(3.5)%	145	0.6%
Europe	7,555	8,411	(856)	(10.2)%	(336)	(4.0)%
Total retail	65,823	66,373	(550)	(0.8)%	1,047	1.6%
E-commerce:
Americas	14,226	9,976	4,250	42.6%	4,335	43.5%
Asia Pacific	4,829	3,933	896	22.8%	1,074	27.3%
Europe	3,719	3,360	359	10.7%	507	15.1%
Total e-commerce	22,774	17,269	5,505	31.9%	5,916	34.3%
Total revenues	$279,140	$262,193	$16,947	6.5%	$24,063	9.2%

Revenues:
Americas	$124,130	$105,769	$18,361	17.4%	$20,677	19.5%
Asia Pacific	104,502	99,775	4,727	4.7%	7,878	7.9%
Europe	50,336	56,424	(6,088)	(10.8)%	(4,440)	(7.9)%
Total segment revenues	278,968	261,968	17,000	6.5%	24,115	9.2%
Other businesses	172	225	(53)	(23.6)%	(52)	(23.1)%
Total consolidated revenues	$279,140	$262,193	$16,947	6.5%	$24,063	9.2%

(1)         Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS

(UNAUDITED)

	December 31, 2015	Opened		Closed	March 31, 2016
Company-operated retail locations
Type
Kiosk/store in store	98	2		3	97
Retail stores	275	1		11	265
Outlet stores	186	3		1	188
Total	559	6		15	550
Operating segment
Americas	196	1		1	196
Asia Pacific	261	5		12	254
Europe	102	—	(1)	2	100
Total	559	6		15	550

(1)         Excludes eight retail locations acquired in Austria on March 31, 2016 as no revenue was recognized associated with those locations in the three months ended March 31, 2016.

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES

RETAIL AND DIRECT TO CONSUMER

(UNAUDITED)

	Constant Currency (2)	Constant Currency (2)
	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015
Comparable store sales (retail only) (1)
Americas	2.9%	(5.8)%
Asia Pacific	2.0%	(9.4)%
Europe	7.5%	5.7%
Global	3.1%	(5.3)%

	Constant Currency (2)	Constant Currency (2)
	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015
Direct to Consumer comparable store sales (includes retail and e-commerce) (1)
Americas	12.2%	(4.3)%
Asia Pacific	5.8%	(5.8)%
Europe	9.7%	2.1%
Global	9.9%	(3.7)%

(1)         Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales exclude the impact of our e-commerce channel revenues and are calculated on a currency neutral basis using historical quarterly average currency rates.

(2)         Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.